EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports Third Quarter Fiscal 2018 Results

•	Net sales $924 million

•	Diluted EPS $1.53; adjusted diluted EPS $1.61

•	Returned $209 million to shareholders through share repurchases and dividends in the first three quarters of fiscal 2018

•	Q4 fiscal 2018 outlook: net sales growth of approximately 5%; adjusted diluted EPS growth of approximately 10%
ATLANTA, October 25, 2018 - Carter’s, Inc. (NYSE:CRI), the largest branded marketer in North America of apparel exclusively for babies and young children, today reported its third quarter fiscal 2018 results.
“We did not achieve our growth objectives in the third quarter,” said Michael D. Casey, Chairman and Chief Executive Officer. “We saw less robust demand than expected for our fall transitional product offerings, especially during the Labor Day holiday shopping period. In the latter part of September, as cooler weather arrived in more parts of the United States, sales trends improved meaningfully and were more in line with our expectations. Given the improved trend in sales, together with the strength of our fall and holiday product offerings, we are expecting good growth in sales and earnings in the fourth quarter.”
Consolidated Results
Third Quarter of Fiscal 2018 compared to Third Quarter of Fiscal 2017
Net sales decreased $24.1 million, or 2.5%, to $923.9 million, principally driven by a net sales decline in the Company’s U.S. Wholesale segment, reflecting loss of sales to Toys “R” Us and Bon-Ton1, partially offset by growth in the U.S. Retail and International segments. Changes in foreign currency exchange rates in the third quarter of fiscal 2018 compared to the third quarter of fiscal 2017 adversely affected consolidated net sales in the third quarter of fiscal 2018 by $4.1 million, or 0.4%. On a constant currency basis (a non-GAAP measure), consolidated net sales decreased 2.1% in the third quarter of fiscal 2018.
Operating income in the third quarter of fiscal 2018 decreased $26.9 million, or 20.6%, to $103.6 million, compared to $130.4 million in the third quarter of fiscal 2017. 2018 results include $3.5 million in charges related to changes in the Company’s business model in China. Operating margin decreased 260 basis points to 11.2%, compared to 13.8% in the third quarter of fiscal 2017.
Adjusted operating income (a non-GAAP measure which excludes the $3.5 million charge noted above and other unusual items in the third quarter of fiscal 2017) decreased $23.8 million, or 18.2%, to $107.1 million, compared to $130.9 million in the third quarter of fiscal 2017. Adjusted operating margin (a non-GAAP measure) decreased 220 basis points to 11.6%, compared to 13.8% in the third quarter of fiscal 2017, which principally reflects investments in retail and marketing and higher distribution expenses.
Net income in the third quarter of fiscal 2018 decreased $10.5 million, or 12.8%, to $71.8 million, or $1.53 per diluted share, compared to $82.3 million, or $1.71 per diluted share, in the third quarter of fiscal 2017.  Net income in the third quarter of fiscal 2018 reflects a consolidated effective income tax rate of 23.5% compared to 33.2% in the third quarter of fiscal 2017.
Adjusted net income (a non-GAAP measure) decreased $6.7 million, or 8.2%, to $75.3 million, compared to $82.0 million in the third quarter of fiscal 2017. Adjusted earnings per diluted share (a non-GAAP measure) in the third quarter of fiscal 2018 declined 5.4% to $1.61, compared to $1.70 in the third quarter of fiscal 2017.
1 Retailers which have ceased operations in 2018.
First Three Quarters of Fiscal 2018 compared to First Three Quarters of Fiscal 2017
Net sales increased $3.3 million, or 0.1%, to $2.4 billion, principally driven by growth in the Company’s U.S. Retail and International segments, including contributions from the 2017 Mexico licensee and Skip Hop business, offset by a net sales decline in the U.S. Wholesale segment. Changes in foreign currency exchange rates in the first three quarters of fiscal 2018 compared to the first three quarters of fiscal 2017 favorably affected consolidated net sales in the first three quarters of fiscal 2018 by $1.3 million, or 0.1%. On a constant currency basis (a non-GAAP measure), consolidated net sales increased 0.1% in the first three quarters of fiscal 2018.

Operating income in the first three quarters of fiscal 2018 decreased $52.4 million, or 19.2%, to $220.8 million, compared to $273.2 million in the first three quarters of fiscal 2017. 2018 year-to-date results include $12.8 million in charges related to the bankruptcy of a wholesale customer, Toys “R” Us, and $3.5 million in charges related to changes in the Company’s business model in China. Operating margin decreased 220 basis points to 9.3%, compared to 11.5% in the first three quarters of fiscal 2017.
Adjusted operating income (a non-GAAP measure which excludes the $12.8 million and $3.5 million in charges noted above and other unusual items in the first three quarters of fiscal 2018 and 2017) decreased $40.0 million, or 14.5%, to $236.8 million, compared to $276.8 million in the first three quarters of fiscal 2017. Adjusted operating margin (a non-GAAP measure) decreased 170 basis points to 10.0%, compared to 11.7% in the first three quarters of fiscal 2017, which principally reflects investments in retail and marketing and higher distribution expenses.
Net income in the first three quarters of fiscal 2018 decreased $15.2 million, or 9.1%, to $151.5 million, or $3.20 per diluted share, compared to $166.7 million, or $3.42 per diluted share, in the first three quarters of fiscal 2017. Net income in the first three quarters of fiscal 2018 reflects an effective income tax rate of 22.3% compared to 34.0% in the first three quarters of fiscal 2017.
Adjusted net income (a non-GAAP measure) decreased $3.8 million, or 2.3%, to $164.5 million, compared to $168.4 million in the first three quarters of fiscal 2017. Adjusted earnings per diluted share (a non-GAAP measure) in the first three quarters of fiscal 2018 increased 0.7% to $3.48, compared to $3.45 in the first three quarters of fiscal 2017.
Cash flow from operations in the first three quarters of fiscal 2018 was $21.4 million compared to $117.5 million in the first three quarters of fiscal 2017. The decrease reflects an increase in working capital and lower net income.
See the “Reconciliation of GAAP to Adjusted Results” section of this release for additional disclosures and reconciliations regarding non-GAAP measures.
Business Segment Results
U.S. Retail Segment
Third Quarter of Fiscal 2018 compared to Third Quarter of Fiscal 2017
U.S. Retail segment sales increased $5.3 million, or 1.2%, to $459.1 million. U.S. Retail comparable sales increased 0.5%, driven by growth in eCommerce sales.

In the third quarter of fiscal 2018, the Company opened 18 stores and closed nine stores in the United States.
First Three Quarters of Fiscal 2018 compared to First Three Quarters of Fiscal 2017
U.S. Retail segment sales increased $35.7 million, or 3.0%, to $1.2 billion. U.S. Retail comparable sales increased 1.4%, driven by growth in eCommerce sales.
In the first three quarters of fiscal 2018, the Company opened 41 stores and closed 36 stores in the United States. As of the end of the third quarter of fiscal 2018, the Company operated 835 retail stores in the United States.
U.S. Wholesale Segment
Third Quarter of Fiscal 2018 compared to Third Quarter of Fiscal 2017
U.S. Wholesale segment net sales decreased $30.6 million, or 8.3%, to $339.0 million, reflecting lower shipments principally due to the loss of sales to Toys “R” Us and Bon-Ton.
First Three Quarters of Fiscal 2018 compared to First Three Quarters of Fiscal 2017
U.S. Wholesale segment net sales decreased $50.6 million, or 5.7%, to $829.3 million, reflecting lower shipments principally due to the loss of sales to Toys “R” Us and Bon-Ton, partially offset by contributions from the acquired Skip Hop business.
International Segment
Third Quarter of Fiscal 2018 compared to Third Quarter of Fiscal 2017
International segment net sales increased $1.2 million, or 1.0%, to $125.8 million, reflecting the contribution from the acquired Mexico licensee business and increased demand in various markets outside of North America, offset by lower demand in China and unfavorable movements in foreign currency exchange rates.
Changes in foreign currency exchange rates in the third quarter of fiscal 2018 compared to the third quarter of fiscal 2017 adversely affected International segment net sales in the third quarter of fiscal 2018 by $4.1 million, or 3.3%. On a constant currency basis (a non-GAAP measure), International segment net sales increased 4.2%.

First Three Quarters of Fiscal 2018 compared to First Three Quarters of Fiscal 2017
International segment net sales increased $18.1 million, or 6.4%, to $301.8 million, driven by contributions from the acquired Mexico licensee and Skip Hop businesses and growth in Canada, partially offset by decreased demand in various markets outside of the U.S. and Canada.
Changes in foreign currency exchange rates in the first three quarters of fiscal 2018 compared to the first three quarters of fiscal 2017 favorably affected International segment net sales in the first three quarters of fiscal 2018 by $1.3 million, or 0.5%. On a constant currency basis (a non-GAAP measure), International segment net sales increased 5.9%.
As of the end of the third quarter of fiscal 2018, the Company operated 184 retail stores in Canada and 42 retail stores in Mexico.
Return of Capital
In the third quarter and first three quarters of fiscal 2018, the Company returned to shareholders a total of $77.2 million and $208.6 million, respectively, through share repurchases and cash dividends as described below.
During the third quarter of fiscal 2018, the Company repurchased and retired 543,793 shares of its common stock for $56.4 million at an average price of $103.72 per share. In the first three quarters of fiscal 2018, the Company repurchased and retired 1,364,420 shares of its common stock for $145.5 million at an average price of $106.63 per share. Fiscal year-to-date through October 24, 2018, the Company has repurchased and retired a total of 1,596,851 shares for $168.0 million at an average price of $105.23 per share. All shares were repurchased in open market transactions pursuant to applicable regulations for such transactions. As of October 24, 2018, the total remaining capacity under the Company’s previously announced repurchase authorizations was approximately $418 million.
In the third quarter of fiscal 2018, the Company paid a cash dividend of $0.45 per share totaling $20.8 million. In the first three quarters of fiscal 2018, the company paid cash dividends totaling $63.1 million. Future declarations of quarterly dividends and the establishment of related record and payment dates will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company’s future financial performance and other considerations.

2018 Business Outlook
For the fourth quarter of fiscal 2018, the Company projects net sales to increase approximately 5% compared to the fourth quarter of fiscal 2017 and adjusted diluted earnings per share to increase approximately 10% compared to adjusted diluted earnings per share of $2.33 in the fourth quarter of fiscal 2017. Net sales and adjusted earnings in the fourth quarter of fiscal 2018 assume a partial recovery of lost sales initially planned to Toys “R” Us and Bon-Ton.
For fiscal 2018, the Company projects net sales to increase approximately 1.5% compared to fiscal 2017 and adjusted diluted earnings per share to increase approximately 5% compared to adjusted diluted earnings per share of $5.77 in fiscal 2017. Forecasted net sales and adjusted earnings for fiscal 2018 assume: 1) the Company recaptures approximately $40 million of the $80 million of the lost sales initially planned to Toys “R” Us and Bon-Ton over the last three fiscal quarters of 2018; 2) a reduction in discretionary spending from originally planned levels; and 3) an estimated effective tax rate of approximately 22%. This adjusted fiscal 2018 earnings forecast excludes: 1) the unusual charge of approximately $12.8 million related to the Toys “R” Us bankruptcy (recorded in the first quarter); 2) charges totaling approximately $3.5 million related to changes in the Company’s business model in China (recorded in the third quarter); and 3) a benefit of approximately $0.4 million related to an insurance recovery associated with unusual storm-related store closures (recorded in the first quarter).
The Company believes these non-GAAP measurements provide investors with a meaningful view of the Company’s core operating results, and are the same measurements used by the Company's executive management to assess the Company's performance.
Adoption of New Accounting Standard
Beginning in fiscal 2018, the Company adopted the Financial Accounting Standards Board’s Accounting Standards Codification No. 606, Revenue from Contracts with Customers, and related amendments  (“ASC 606”) using the full retrospective adoption method. All periods in fiscal 2017 and fiscal 2016 were amended to reflect these provisions, and retained earnings at January 2, 2016 (beginning of fiscal 2016) were adjusted for the cumulative effect of periods prior to fiscal 2016. The adoption of ASC 606 had no material effect on the Company’s consolidated financial position, results of operations, or cash flows.

Conference Call
The Company will hold a conference call with investors to discuss third quarter fiscal 2018 results and its business outlook on October 25, 2018 at 8:30 a.m. Eastern Daylight Time. To participate in the call, please dial 334-323-0522. To listen to a live broadcast via the internet, please visit www.carters.com and select the “Q3 2018 Earnings Conference Call” link under the “Investor Relations” tab. Presentation materials for the call can be accessed under the same tab by selecting the link for “News & Events” followed by “Webcasts & Presentations”. A replay of the call will be available shortly after the broadcast through November 3, 2018, at 888-203-1112 (U.S. / Canada) or 719-457-0820 (international), passcode 4123027. The replay will also be archived on the Company’s website under the “Investor Relations” tab.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through more than 1,000 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, and www.cartersoshkosh.ca. The Company’s Just One You and Genuine Kids brands are available at Target, its Child of Mine brand is available at Walmart, and its Simple Joys brand is available on Amazon. The Company also owns Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Cautionary Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated financial results for the fourth quarter of fiscal 2018 and fiscal year 2018, or any other future period, assessments of the Company’s performance and financial position, and drivers of the Company’s sales and earnings growth. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors”. Included among the risks and uncertainties that may impact future results are the risks of: losing one or more major customers, vendors, or licensees due to competition, inadequate quality of the Company’s products, or otherwise; financial difficulties for one or more of the Company’s major customers, vendors, or licensees, or an overall decrease in consumer spending; our products not being accepted in the marketplace due to quality concerns, changes in consumer preference and fashion trends, or otherwise; a failure to meet regulatory requirements, including those relating to product quality and safety; negative publicity, including as a result of product recalls or otherwise; a failure to protect the Company’s intellectual property; various types of litigation, including class action litigation brought under various consumer protection, employment, and privacy and information security laws; a breach of the Company’s consumer databases, systems, or processes; disruptions, slow-downs, or strikes in the Company’s supply chain, including disruptions resulting from increases in the cost of raw materials or labor, foreign supply sources, the Company’s distribution centers, or in-sourcing capabilities; extreme or unseasonable weather conditions; unsuccessful expansion into international markets or failure to successfully manage legal, regulatory, political and economic risks of the Company’s existing operations, including unexpected changes in regulatory requirements, new tariffs, and maintaining compliance with worldwide anti-bribery laws; failure to successfully integrate acquired businesses; fluctuations in foreign currency exchange rates; the imposition of new regulations relating to imports, duties, or taxes; and an inability to obtain additional financing on favorable terms. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net sales	$923,907	$948,046	$2,375,890	$2,372,624
Cost of goods sold	536,457	544,468	1,346,005	1,350,107
Gross profit	387,450	403,578	1,029,885	1,022,517
Royalty income, net	10,224	10,350	28,573	32,118
Selling, general, and administrative expenses	294,117	283,480	837,621	781,420
Operating income	103,557	130,448	220,837	273,215
Interest expense	9,868	8,061	25,790	22,359
Interest income	(84)	(41)	(474)	(259)
Other (income) expense, net	(66)	(815)	528	(1,580)
Income before income taxes	93,839	123,243	194,993	252,695
Provision for income taxes	22,069	40,927	43,487	85,992
Net income	$71,770	$82,316	$151,506	$166,703

Basic net income per common share	$1.55	$1.73	$3.24	$3.46
Diluted net income per common share	$1.53	$1.71	$3.20	$3.42
Dividend declared and paid per common share	$0.45	$0.37	$1.35	$1.11

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended				Three Fiscal Quarters Ended
	September 29, 2018	% of Total Net Sales	September 30, 2017	% of Total Net Sales	September 29, 2018	% of Total Net Sales	September 30, 2017	% of Total Net Sales
Net sales:
U.S. Retail (a)	$459,101	49.7%	$453,843	47.9%	$1,244,863	52.4%	$1,209,143	50.9%
U.S. Wholesale	338,963	36.7%	369,577	39.0%	829,272	34.9%	879,842	37.1%
International (b)	125,843	13.6%	124,626	13.1%	301,755	12.7%	283,639	12.0%
Total net sales	$923,907	100.0%	$948,046	100.0%	$2,375,890	100.0%	$2,372,624	100.0%

Operating income (loss):		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales
U.S. Retail (c) (d) (k)	$47,139	10.3%	$55,519	12.2%	$122,086	9.8%	$127,441	10.5%
U.S. Wholesale (e) (k)	67,785	20.0%	78,572	21.3%	148,395	17.9%	184,073	20.9%
International (f) (g) (k)	12,434	9.9%	16,726	13.4%	20,508	6.8%	28,008	9.9%
Corporate expenses (h) (i) (j)	(23,801)		(20,369)		(70,152)		(66,307)
Total operating income	$103,557	11.2%	$130,448	13.8%	$220,837	9.3%	$273,215	11.5%

(a)	Includes retail store and eCommerce results.

(b)	Includes international retail, eCommerce, and wholesale sales.

(c)	Three fiscal quarters ended September 29, 2018 includes insurance recovery of approximately $0.4 million associated with unusual storm-related store closures in 2017.

(d)	Three fiscal quarters ended September 30, 2017 includes approximately $2.7 million of expenses related to store restructuring costs.

(e)	Three fiscal quarters ended September 30, 2018 includes $12.8 million of charges related to a customer bankruptcy recorded in the first quarter of fiscal 2018.

(f)	Includes international licensing income.

(g)	Fiscal quarter and three fiscal quarters ended September 29, 2018 include approximately $3.5 million in costs associated with changes to the Company's business model in China.

(h)
Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, office occupancy, information technology, legal, consulting, and audit fees.

(i)
Includes: 1) acquisition-related costs of approximately $0.8 million and $3.3 million for the fiscal quarter and three fiscal quarters ended September 30, 2017, respectively; and 2) an expense credit of $3.6 million for the fiscal quarter and three fiscal quarters ended September 30, 2017 due to an acquisition contingency fair value adjustment.

(j)
Includes charges related to the Company's direct sourcing initiative of approximately $0.1 million and $0.3 million for the fiscal quarter and three fiscal quarters ended September 30, 2017, respectively.

(k)
A total of $0.4 million $0.8 million of certain costs related to inventory acquired from Skip Hop is included in operating income between U.S. Wholesale, U.S. Retail, and International for the fiscal quarter and three fiscal quarters ended September 30, 2017, respectively.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	September 29, 2018	December 30, 2017	September 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$123,898	$178,494	$105,370
Accounts receivable, net	293,489	240,561	285,651
Finished goods inventories	692,985	548,722	609,996
Prepaid expenses and other current assets	57,000	52,935	50,956
Total current assets	1,167,372	1,020,712	1,051,973
Property, plant, and equipment, net of accumulated depreciation of $450,460, $404,173, and $387,041, respectively	360,718	377,924	382,014
Tradenames, net	365,754	365,551	365,595
Goodwill	229,611	230,424	234,193
Customer relationships, net	45,525	47,996	46,622
Other assets	28,966	28,435	26,539
Total assets	$2,197,946	$2,071,042	$2,106,936

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$185,285	$182,114	$193,878
Other current liabilities	133,021	149,134	137,114
Total current liabilities	318,306	331,248	330,992

Long-term debt, net	798,020	617,306	687,074
Deferred income taxes	87,888	84,944	138,161
Other long-term liabilities	182,547	180,128	178,878
Total liabilities	1,386,761	1,213,626	1,335,105

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at September 29, 2018, December 30, 2017, and September 30, 2017	—	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 46,041,329, 47,178,346 and 47,419,316 shares issued and outstanding at September 29, 2018, December 30, 2017 and September 30, 2017, respectively	460	472	474
Accumulated other comprehensive loss	(32,318)	(29,093)	(26,496)
Retained earnings	843,043	886,037	797,853
Total stockholders' equity	811,185	857,416	771,831
Total liabilities and stockholders' equity	$2,197,946	$2,071,042	$2,106,936

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Three Fiscal Quarters Ended
	September 29, 2018	September 30, 2017
Cash flows from operating activities:
Net income	$151,506	$166,703
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant, and equipment	63,441	60,455
Amortization of intangible assets	2,783	1,687
Adjustment to earn-out liability	—	(3,600)
Amortization of debt issuance costs	1,303	1,143
Stock-based compensation expense	12,110	13,451
Unrealized foreign currency exchange gain, net	(68)	(1,154)
Provisions for doubtful accounts receivable from customers	15,547	3,723
Loss on disposal of property, plant, and equipment, net of recoveries	516	602
Deferred income taxes	(3,173)	(1,059)
Effect of changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(68,333)	(66,021)
Finished goods inventories	(145,709)	(81,285)
Prepaid expenses and other assets	(5,312)	(18,018)
Accounts payable and other liabilities	(3,253)	40,879
Net cash provided by operating activities	21,358	117,506

Cash flows from investing activities:
Capital expenditures	(47,844)	(51,656)
Acquisitions of businesses, net of cash acquired	96	(159,365)
Disposals and recoveries from property, plant, and equipment	376	—
Net cash used in investing activities	(47,372)	(211,021)

Cash flows from financing activities:
Payment of debt issuance costs	(890)	(2,138)
Borrowings under secured revolving credit facility	290,000	200,000
Payments on secured revolving credit facility	(110,000)	(93,965)
Repurchases of common stock	(145,493)	(150,974)
Dividends paid	(63,114)	(53,443)
Withholdings from vestings of restricted stock	(6,747)	(5,654)
Proceeds from exercises of stock options	8,732	5,140
Net cash used in financing activities	(27,512)	(101,034)

Effect of exchange rate changes on cash and cash equivalents	(1,070)	561
Net decrease in cash and cash equivalents	(54,596)	(193,988)
Cash and cash equivalents, beginning of period	178,494	299,358
Cash and cash equivalents, end of period	$123,898	$105,370

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended September 29, 2018
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP) (a)	$387.5	41.9%	$294.1	31.8%	$103.6	11.2%	$71.8	$1.53
China business model change (c) (h)	2.5		(1.1)		3.5		3.5	0.08
As adjusted (b)	$389.9	42.2%	$293.0	31.7%	$107.1	11.6%	$75.3	$1.61

	Three Fiscal Quarters Ended September 29, 2018
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP) (a)	$1,029.9	43.3%	$837.6	35.3%	$220.8	9.3%	$151.5	$3.20
Customer bankruptcy charges (d) (h)	—		(12.8)		12.8		9.8	0.21
China business model change (c) (h)	2.5		(1.1)		3.5		3.5	0.07
Store restructuring costs (e) (h)	—		0.4		(0.4)		(0.3)	(0.01)
As adjusted (b)	$1,032.3	43.5%	$824.1	34.7%	$236.8	10.0%	$164.5	$3.48

	Fiscal Quarter Ended September 30, 2017
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP) (a)	$403.6	42.6%	$283.5	29.9%	$130.4	13.8%	$82.3	$1.71
Store restructuring costs (h)	—		(2.7)		2.7		2.0	0.04
Acquisition costs (f) (h)	0.4		(0.8)		1.2		1.2	0.02
Direct sourcing initiative (h)	—		(0.1)		0.1		0.1	—
Acquisition contingency fair value adjustment (h)	—		3.6		(3.6)		(3.6)	(0.07)
As adjusted (b)	$404.0	42.6%	$283.4	29.9%	$130.9	13.8%	$82.0	$1.70

	Three Fiscal Quarters Ended September 30, 2017
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP) (a)	$1,022.5	43.1%	$781.4	32.9%	$273.2	11.5%	$166.7	$3.42
Acquisition costs (f) (h)	0.8		(3.3)		4.1		3.3	0.07
Store restructuring costs (h)	—		(2.7)		2.7		1.7	0.04
Direct sourcing initiative (g) (h)	—		(0.3)		0.3		0.2	—
Acquisition contingency fair value adjustment (h)	—		3.6		(3.6)		(3.6)	(0.07)
As adjusted (b)	$1,023.3	43.1%	$778.6	32.8%	$276.8	11.7%	$168.4	$3.45

(a)
Beginning in fiscal 2018, the Company adopted the Financial Accounting Standards Board’s Accounting Standards Codification No. 606, Revenue from Contracts with Customers, and related amendments  (“ASC 606”) using the full retrospective adoption method. All periods in fiscal 2017 and fiscal 2016 were amended to reflect these provisions, and retained earnings at January 2, 2016 (beginning of fiscal 2016) were adjusted for the cumulative effect of periods prior to fiscal 2016. The adoption of ASC 606 had no material effect on the Company’s consolidated financial position, results of operations, and cash flows.

(b)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(c)	Costs associated with changes to the Company's business model in China.

(d)	Related to the Toys "R" Us bankruptcy.

(e)	Insurance recovery associated with unusual storm-related store closures.

(f)	Non-recurring costs related to the Skip Hop and Mexico acquisitions.

(g)	Costs associated with the Company's direct sourcing initiative, which include severance and relocation.

(h)
The difference between the impacts on operating income and net income represents the income taxes related to the adjustment item (calculated using the applicable tax rate of the underlying jurisdiction).

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended December 30, 2017
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP) (a)	$460.8	$325.5	$146.4	$136.1	$2.85
Special employee compensation provision (c) (h)	—	(21.2)	21.2	15.1	0.32
Acquisition costs (d) (h)	0.4	(0.1)	0.5	0.3	0.01
Store restructuring costs (e) (h)	—	—	—	(0.2)	(0.01)
Tax reform (f)	—	—	—	(40.0)	(0.84)
As adjusted (b)	$461.2	$304.3	$168.0	$111.4	$2.33

	Fiscal Year Ended December 30, 2017
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP) (a)	$1,483.4	$1,106.9	$419.6	$302.8	$6.24
Special employee compensation provision (c) (h)	—	(21.2)	21.2	15.1	0.31
Store restructuring costs (e) (h)	—	(2.7)	2.7	1.5	0.03
Acquisition costs (d) (h)	1.2	0.2	1.0	0.2	—
Direct sourcing initiative (g) (h)	—	(0.3)	0.3	0.2	—
Tax reform (f) (h)	—	—	—	(40.0)	(0.83)
As adjusted (b)	$1,484.6	$1,082.9	$444.8	$279.8	$5.77

(a)
Beginning in fiscal 2018, the Company adopted the Financial Accounting Standards Board’s Accounting Standards Codification No. 606, Revenue from Contracts with Customers, and related amendments  (“ASC 606”) using the full retrospective adoption method. All periods in fiscal 2017 and fiscal 2016 were amended to reflect these provisions, and retained earnings at January 2, 2016 (beginning of fiscal 2016) were adjusted for the cumulative effect of periods prior to fiscal 2016. The adoption of ASC 606 had no material effect on the Company’s consolidated financial position, results of operations, and cash flows.

(b)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(c)	Special employee compensation provided as a result of the significant benefit related to the enactment of the Tax Cuts and Jobs Act of 2017.

(d)	Non-recurring costs related to the Skip Hop and Mexico acquisitions.

(e)
Amount for fiscal quarter ended December 30, 2017 reflects tax credit received for certain payroll costs incurred during unusual storm-related closures. Amount for fiscal year ended December 30, 2017 reflects net costs arising from unusual storm damage and related store closures.

(f)	Reflects the $40 million net benefit of the Tax Cuts and Jobs Act of 2017.

(g)	Costs associated with the Company's direct sourcing initiative, which include severance and relocation.

(h)
The difference between the impacts on operating income and net income represents the income taxes related to the adjustment item (calculated using the applicable tax rate of the underlying jurisdiction).

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	45,990,039	47,303,074	46,399,746	47,829,794
Dilutive effect of equity awards	490,283	541,325	538,422	549,213
Diluted number of common and common equivalent shares outstanding	46,480,322	47,844,399	46,938,168	48,379,007
As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$71,770	$82,316	$151,506	$166,703
Income allocated to participating securities	(540)	(651)	(1,142)	(1,311)
Net income available to common shareholders	$71,230	$81,665	$150,364	$165,392
Basic net income per common share	$1.55	$1.73	$3.24	$3.46
Diluted net income per common share:
Net income	$71,770	$82,316	151,506	166,703
Income allocated to participating securities	(536)	(645)	(1,134)	(1,301)
Net income available to common shareholders	$71,234	$81,671	150,372	165,402
Diluted net income per common share	$1.53	$1.71	$3.20	$3.42
As adjusted (a):
Basic net income per common share:
Net income	$75,301	$82,000	$164,525	$168,368
Income allocated to participating securities	(567)	(649)	(1,244)	(1,325)
Net income available to common shareholders	$74,734	$81,351	$163,281	$167,043
Basic net income per common share	$1.63	$1.72	$3.52	$3.49
Diluted net income per common share:
Net income	$75,301	$82,000	$164,525	$168,368
Income allocated to participating securities	(563)	(643)	(1,235)	(1,315)
Net income available to common shareholders	$74,738	$81,357	$163,290	$167,053
Diluted net income per common share	$1.61	$1.70	$3.48	$3.45

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $3.5 million and $13.0 million in after-tax expenses from these results for the fiscal quarter and three fiscal quarters ended September 29, 2018, respectively. The Company has excluded $0.3 million in after-tax income and $1.7 million in after-tax expenses from these results for the fiscal quarter and three fiscal quarters ended September 30, 2017, respectively.

Note: Results may not be additive due to rounding.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(unaudited)

The following table provides a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Quarter Ended		Three Fiscal Quarters Ended		Four Fiscal Quarters Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017	September 29, 2018
(dollars in millions)
Net income	$71.8	$82.3	$151.5	$166.7	$287.7
Interest expense	9.9	8.1	25.8	22.4	33.5
Interest income	(0.1)	—	(0.5)	(0.3)	(0.6)
Income tax expense	22.1	40.9	43.5	86.0	45.7
Depreciation and amortization	22.4	21.5	66.2	62.1	88.5
EBITDA	$126.0	$152.8	$286.5	$336.9	$454.8

Adjustments to EBITDA
Special employee compensation provision (a)	$—	$—	$—	$—	$21.2
Customer bankruptcy charges (b)	—	—	12.8	—	12.8
China business model change (c)	3.5	—	3.5	—	3.5
Acquisition-related costs (d)	—	1.2	—	4.1	0.5
Store restructuring costs (e)	—	2.7	(0.4)	2.7	(0.5)
Direct sourcing initiative (f)	—	0.1	—	0.3	—
Acquisition contingency fair value adjustment (g)	—	(3.6)	—	(3.6)	—
Adjusted EBITDA	$129.5	$153.2	$302.5	$340.5	$492.3

(a)	Special employee compensation provision related to significant benefit related to the enactment of the Tax Cuts and Jobs Act of 2017; includes $1.2 million in related payroll taxes.

(b)	Related to the Toys "R" Us bankruptcy.

(c)	Costs associated with changes to the Company's business model in China.

(d)	Non-recurring costs incurred in connection with the Skip Hop and Mexico business acquisitions.

(e)	Net costs arising from unusual storm damage and related store closures.

(f)	Costs associated with the Company's direct sourcing initiative, which include severance and relocation.

(g)	Revaluation of the contingent consideration liability associated with the Company's acquisition of Skip Hop.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in footnotes (a) - (g) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These measures also afford investors a view of what management considers to be the Company's core performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The table below reflects the calculation of constant currency for total net sales of the International segment and consolidated net sales for the fiscal quarter and three fiscal quarters ended September 29, 2018:

	Fiscal Quarter Ended
	Reported Net Sales September 29, 2018	Impact of Foreign Currency Translation	Constant-Currency Net Sales September 29, 2018	Reported Net Sales September 30, 2017	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$923.9	$(4.1)	$928.0	$948.0	(2.5)%	(2.1)%
International segment net sales	$125.8	$(4.1)	$129.9	$124.6	1.0%	4.2%

	Three Fiscal Quarters Ended
	Reported Net Sales September 29, 2018	Impact of Foreign Currency Translation	Constant-Currency Net Sales September 29, 2018	Reported Net Sales September 30, 2017	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$2,375.9	$1.3	$2,374.6	$2,372.6	0.1%	0.1%
International segment net sales	$301.8	$1.3	$300.5	$283.6	6.4%	5.9%
The Company evaluates its net sales on both an “as reported” and a “constant currency” basis.  The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods.  Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period.  The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar.  The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.